Exhibit 99

                               WAYNE BANCORP, INC.
                                Wayne, New Jersey

         THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF WAYNE BANCORP, INC.

         Please return promptly in the enclosed envelope, which requires no postage if mailed in the USA.

         The undersigned, a holder of common stock of Wayne Bancorp, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement-Prospectus dated ____________, 1998, and, revoking any proxy heretofore given, hereby appoints the board of directors of the Company, and each of them, with full power to each of substitution and revocation, as proxies to vote all shares of common stock of the Company held by them of record on _______________, 1998, at the Special Meeting of Shareholders of the Company to be held at ______________________________________, on ______________, 1998, at ____ p.m.
and at any adjournments or postponements thereof, upon the matters set forth on the reverse side.

         (1) To approve the Agreement and Plan of Merger (the "Merger Agreement") between Valley National Bancorp, Valley National Bank, the Company and Wayne Savings Bank, F.S.B., dated as of May 29, 1998, as more fully described in the Proxy Statement.

                      FOR  -----          AGAINST  ------        ABSTAIN  ------

         (2) In their discretion, to vote upon such other business as may properly come before the meeting.

         Management has indicated its intention to vote in favor of the Merger Agreement and recommends that the Company's shareholders vote in favor of the
Merger Agreement. THE PROXY, WHEN PROPERLY EXECUTED BY THE UNDERSIGNED SHAREHOLDER, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         (Please  sign exactly as name  appears  below.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized person.)

                                      Dated: ------------------------, 1998

                                      ------------------------------------------
                                      Signature

                                      ------------------------------------------
                                      Signature (if held jointly)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.